UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 22, 2008

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant’s Telephone Number, Including Area Code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

        In a Current Report on Form 8-K filed on February 8, 2008, Roberts Realty Investors, Inc., the registrant, disclosed an arrangement to pay additional compensation of $6,000 per month to Mr. Wm. Jarell Jones for additional work he was expected to perform as the audit committee chairman in reviewing its properties, plans, financial statements and projections, loans, and liquidity and capital resources. Mr. Jones has been a director since October 1994 and is currently the chairman of our audit committee and nominating and governance committee. On May 9, 2008, we amended the compensation arrangement to reduce the amount of additional compensation we pay to Mr. Jones from $6,000 per month to $2,000 per month, effective April 1, 2008. We previously reported the amended compensation arrangement in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

        Our nominating and governance committee has considered the recent sale of our Addison Place apartment community (“Addison Place”), which we closed on June 24, 2008 for a total sale price of $60,000,000, and its impact on our current liquidity and capital resources. In light of the foregoing, on August 22, 2008, the committee concluded that it is no longer necessary for Mr. Jones to perform additional work as described above and approved the termination of the increased compensation arrangement for Mr. Jones. Accordingly, we ceased the payment of additional compensation of $2,000 per month to Mr. Jones, effective as of July 1, 2008. Notwithstanding the foregoing, if and to the extent that Mr. Jones is required in the future to perform work as the audit committee chairman that is over and above his normal duties, our nominating and governance committee authorized the payment of additional compensation to Mr. Jones on an hourly basis at the rate of $275 per hour. Mr. Jones will submit statements for his work to us that reflect the additional work he has performed, if any.

        As a director, Mr. Jones receives an annual fee of $12,000 for attendance, in person or by telephone, at meetings of the board of directors and its committees. We pay additional compensation of $750 per month to Mr. Jones for serving as the chairman of our audit committee and $250 per month for serving as the chairman of our nominating and governance committee. Mr. Jones will continue to receive compensation for his services as a director and the chairman of the audit committee and the nominating and governance committee as described in this paragraph.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: August 27, 2008	By: /s/ Charles R. Elliott Charles R. Elliott Chief Financial Officer

3